Shopify Delivers Another Exceptional Quarter in Q2

Internet, Everywhere - August 6, 2025 - Shopify Inc. (NASDAQ, TSX: SHOP) announced today financial results for the quarter ended June 30, 2025. Shopify achieved 31% revenue growth and 16% free cash flow margin, marking eight consecutive quarters of double-digit free cash flow margins.
"Today’s results are the payoff from bold bets we made years ago," said Harley Finkelstein, President of Shopify. "The investments we’re making now will fuel our next chapter. At Shopify, innovation never stops. No matter how good the numbers look, there’s always a new frontier in commerce—and we'll continue to lead the way."
“Shopify delivered another outstanding quarter, with both GMV and revenue growth rates accelerating in North America, Europe, and Asia Pacific, quarter over quarter. Europe was a particular source of strength, where GMV grew 42% on a constant currency basis,” said Jeff Hoffmeister, Chief Financial Officer of Shopify. “Merchants of every size—from first-time founders to global brands—are choosing Shopify to grow their businesses and their success is what is driving our success.”

Selected Business Performance Information(1)
(In US $ millions, except percentages)

	Three months ended
	June 30, 2025	June 30, 2024
GMV	87,837	67,245

MRR	185	169

Revenue	2,680	2,045

Gross profit	1,302	1,045

Operating income	291	241

Free cash flow	422	333

YoY revenue growth rate	31%	21%

Free cash flow margin	16%	16%

(1) See endnotes below for definitions of GMV and MRR and additional information on free cash flow and free cash flow margin, which are non-GAAP financial measures and are reconciled to the comparable GAAP measures in the non-GAAP reconciliation at the end of this press release.

2025 Outlook
The outlook that follows supersedes all prior financial outlook statements made by Shopify, constitutes forward-looking information within the meaning of applicable securities laws, is based on a number of assumptions, and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Shopify’s control. Please see "Forward-looking Statements" below for more information.
For the third quarter of 2025, we expect:
•Revenue to grow at a mid-to-high twenties percentage rate on a year-over-year basis;
•Gross profit dollars to grow at a low-twenties percentage rate on a year-over-year basis;
•Operating expense as a percentage of revenue to be 38% to 39%;
•Stock-based compensation to be $130 million; and
•Free cash flow margin to be in the mid-to-high teens.
Quarterly Conference Call
Shopify’s management team will hold a conference call to discuss our second-quarter results today, August 6, 2025, at 8:30 a.m. ET. The conference call will be webcast on the investor relations section of Shopify’s website at www.shopifyinvestors.com/news-and-events. An archived replay of the webcast will be available following the conclusion of the call.
Shopify’s Form 10-Q for the quarter ended June 30, 2025, including the unaudited Condensed Consolidated Financial Statements and accompanying Notes, and Management's Discussion and Analysis, will be available on Shopify’s website at www.shopify.com and will be filed on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
About Shopify
Shopify is a leading global commerce company that provides essential internet infrastructure for commerce, offering trusted tools to start, scale, market, and run a retail business of any size. Shopify makes commerce better for everyone with a platform and services that are engineered for speed, customization, reliability, and security, while delivering a better shopping experience for consumers online, in store, and everywhere in between. Shopify powers millions of businesses in more than 175 countries and is trusted by brands such as BarkBox, BevMo, ButcherBox, Carrier, JB Hi-Fi, Meta, SKIMS, Supreme, Vuori, and many more.
For more information visit www.shopify.com

CONTACT INVESTORS:	CONTACT MEDIA:
Carrie Gillard	Jackie Warren
Director, Investor Relations	Senior Lead, Communications
IR@shopify.com	press@shopify.com

Shopify Inc. Condensed Consolidated Statement of Operations
(In US $ millions)

	Three months ended
	June 30, 2025	June 30, 2024
Revenues
Subscription solutions	656	563
Merchant solutions	2,024	1,482
	2,680	2,045
Cost of revenues
Subscription solutions	121	97
Merchant solutions	1,257	903
	1,378	1,000
Gross profit	1,302	1,045
Operating expenses
Sales and marketing	415	353
Research and development	394	349
General and administrative	122	60
Transaction and loan losses	80	42
Total operating expenses	1,011	804
Operating income	291	241
Net other income (expense), including taxes(2)	615	(70)
Net income	906	171
less: equity investments, marked to market, net of taxes	568	(120)
Net income excluding the impact of equity investments(3)	338	291

(2) Net other income (expense), including taxes includes interest income, gains and losses on equity and other investments, foreign exchange gains and losses, and our provision for income taxes.

(3) Net income excluding the impact of equity investments is a non-GAAP financial measure which is reconciled at the end of this press release. The impact of any gains or losses on our equity investments in third parties are not relevant to the fundamentals of our business. Valuations of third parties in public and private markets are outside of our control, and therefore, fluctuations in those valuations have little analytical or predictive value regarding our ability to drive operational results.

Note: More detailed Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available at www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Balance Sheets
(In US $ millions)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	1,542	1,498
Marketable securities	4,278	3,981
Trade and other receivables, net	350	342
Loans and merchant cash advances, net	1,597	1,224
Other current assets	234	209
	8,001	7,254
Long-term assets
Property and equipment, net	46	47
Operating lease right-of-use assets, net	97	93
Intangible assets, net	36	22
Deferred tax assets	31	37
Other long-term assets	28	21
Long-term investments	831	709
Equity and other investments ($3,417 and $3,930, carried at fair value)	4,405	4,647
Equity method investment	595	642
Goodwill	491	452
	6,560	6,670
Total assets	14,561	13,924
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	841	737
Deferred revenue	298	283
Operating lease liabilities	20	18
Convertible senior notes	919	918
	2,078	1,956
Long-term liabilities
Deferred revenue	123	147
Operating lease liabilities	200	190
Deferred tax liabilities	36	73
	359	410
Shareholders’ equity
Common stock	9,985	9,634
Additional paid-in capital	281	305
Accumulated other comprehensive income (loss)	5	(10)
Accumulated surplus	1,853	1,629
Total shareholders’ equity	12,124	11,558
Total liabilities and shareholders’ equity	14,561	13,924

Shopify Inc. Condensed Consolidated Statements of Cash Flows
(In US $ millions)

	Three months ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net income for the period	906	171
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	8	10
Stock-based compensation	113	106
Impairment of right-of-use assets and leasehold improvements	10	—
Provision for transaction and loan losses	44	26
Deferred income tax expense	98	2
Revenue related to non-cash consideration	(12)	(21)
Net (gain) loss on equity and other investments	(682)	76
Net loss on equity method investment	24	44
Unrealized foreign exchange gain	(46)	(2)
Changes in operating assets and liabilities	(35)	(72)
Net cash provided by operating activities	428	340
Cash flows from investing activities
Purchases of property and equipment	(6)	(7)
Purchases of marketable securities	(1,464)	(1,834)
Maturities of marketable securities	1,464	1,663
Purchases and originations of loans	(944)	(710)
Repayments and sales of loans	767	594
Purchases of equity and other investments	(71)	(106)
Acquisition of business, net of cash acquired	—	(26)
Other	2	2
Net cash used in investing activities	(252)	(424)
Cash flows from financing activities
Proceeds from the exercise of stock options	44	3
Net cash provided by financing activities	44	3
Effect of foreign exchange on cash, cash equivalents and restricted cash	13	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	233	(82)
Cash, cash equivalents and restricted cash – beginning of period	1,309	1,623
Cash, cash equivalents and restricted cash – end of period	1,542	1,541

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow Reconciliation
(In US $ millions, except percentages)

The following table illustrates how free cash flow is calculated in this press release:

	Three months ended
	June 30, 2025	June 30, 2024
Net cash provided by operating activities	428	340
less: capital expenditures(4)	(6)	(7)
Free cash flow	422	333
Revenue	2,680	2,045
Free cash flow margin	16%	16%

Net Income Excluding the Impact of Equity Investments Reconciliation
(In US $ millions)

The following table illustrates how Net income excluding the impact of equity investments is calculated in this press release:

	Three months ended
	June 30, 2025	June 30, 2024
Net income	906	171
less: equity investments, marked to market, net of taxes	568	(120)
Net income excluding the impact of equity investments(3)	338	291

(4) Capital expenditures is equivalent to the amount included in “Purchases of property and equipment” on our Condensed Consolidated Statements of Cash Flows for the reported period.

Financial Performance Constant Currency Analysis
(In US $ millions, except percentages)

The following table converts our GMV, revenues, gross profit, and operating income using the comparative period's monthly average exchange rates. We have provided the below disclosure as we believe it presents a clear comparison of our period-to-period operating results by removing the impact of fluctuations in foreign exchange rates and to assist investors in understanding our financial and operating performance. The table below and our Condensed Consolidated Statement of Operations disclosure are supplements to our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (excluding GMV).

	Three months ended June 30,
	GMV	Revenue	Subscription solutions revenue	Merchant solutions revenue	Gross profit	Operating income
2024 as reported	67,245	2,045	563	1,482	1,045	241
2025 as reported	87,837	2,680	656	2,024	1,302	291
Percentage change YoY	31%	31%	17%	37%	25%	21%
Constant currency impact	1,042	17	3	14	9	8
Percentage change YoY constant currency	29%	30%	16%	36%	24%	17%

Forward-looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”), including statements related to Shopify’s financial outlook, such as expected revenue and expenses for the next fiscal quarter. These statements can be identified by words such as "will" and “expect” and are based on Shopify's current projections and expectations about future events and financial results. Known and unknown risks may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the Company’s ability to maintain expected growth and manage expenses, the impact of changes in economic conditions and consumer spending in key markets such as the United States, and Europe, and globally, the impact of measures that affect international trade, including tariffs, our reliance on third party cloud providers to deliver services, a cyberattack or security breach, and serious errors or defects in software or hardware. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are set out in Shopify's Annual Report on Form 10-K under the heading “Risk Factors” and other filings made with US and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to management on the date hereof and represent management’s beliefs regarding future events, projection and financial trends, which, by their nature, are inherently uncertain. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.

Endnotes:
Gross Merchandise Volume, or GMV, represents the total dollar value of orders facilitated through the Shopify platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty, and value-added taxes.

Monthly Recurring Revenue, or MRR, is the aggregate value of all subscription plans, excluding variable platform fees, in effect on the last day of the period, assuming merchants maintain their subscription the following month and is used by management as a directional indicator of subscription solutions revenue going forward.

Free cash flow and free cash flow margin are non-GAAP financial measures which are reconciled in the non-GAAP reconciliation at the end of this press release. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management. Shopify does not reconcile forward-looking non-GAAP free cash flow margin as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Free cash flow is a non-GAAP financial measure calculated as cash flow from operations less capital expenditures.